Exhibit 3.1

BY-LAWS

of

STAPLES, INC.

(as amended and restated through June 11, 2007)

ARTICLE I

Stockholders

Section 1.  Annual Meeting.  The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the board of directors or the President (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the board of directors or the President and stated in the notice of meeting.  If no annual meeting is held in accordance with the foregoing provisions, the board of directors shall cause the meeting to be held as soon thereafter as convenient.  If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

Section 2.  Special Meetings.  Special meetings of stockholders may be called at any time by the chairman of the board, the president or the board of directors.  Business transacted at any special meeting of stockholders shall be limited to matters relating to the purposes stated in the notice of the meeting.

Section 3.  Place of Meetings.  Meetings of the stockholders may be held anywhere within or without the United States. The board of directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communications in a manner consistent with the Delaware General Corporation Law.

Section 4.  Notice. Except as hereinafter provided, a written or printed notice of every meeting of stockholders stating the place, if any, date, hour, purposes and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting thereof shall be given by the secretary or an assistant secretary (or by any other officer in the case of an annual meeting or by the person or persons calling the meeting in the case of a special meeting) not less than ten (10) days and not more than sixty (60) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the certificate of incorporation or by these by-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, addressed to him at his address as it appears upon the records of the corporation.  Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the Delaware General Corporation Law) by the stockholder to whom the notice is given.  If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the Delaware General Corporation Law.  No notice of the place, if any, date, hour, purposes or the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any annual or special meeting of stockholders need be given to a stockholder if a written waiver of such notice, executed before or after the meeting by such stockholder or his attorney thereunto authorized, or a waiver by electronic transmission is filed with the records of the meeting, or to any stockholder who attends the meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.  Action at a Meeting.  Except as otherwise provided by the certificate of incorporation, at any meeting of the stockholders a majority of all shares of stock then issued, outstanding and entitled to vote shall constitute a quorum for the transaction of any business.  Though less than a quorum be present, any meeting may without further notice be adjourned to a subsequent date or until a quorum be had, and at any such adjourned meeting any business may be transacted which might have been transacted at the original meeting.

When a quorum is present at any meeting, the affirmative vote of the holders of shares of stock representing a majority of the votes cast on a matter (or if there are two or more classes of stock entitled to vote as a separate class, then in the case of each such class, the holders of shares of stock of that class representing a majority of the votes cast on the matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the certificate of incorporation or the by-laws.

When a quorum is present at any meeting, for the election of directors, a nominee for director shall be elected by the stockholders at such meeting if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions” and “broker non-votes” not counted as a vote either “for” or “against” that director’s election); provided, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article I, Section 7 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth business day before the corporation first mails its notice of meeting to the stockholders.

Except as otherwise provided by law or by the certificate of incorporation or by these by-laws, each holder of record of shares of stock entitled to vote on any matter shall have one vote for each such share held of record by him and a proportionate vote for any fractional shares so held by him. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the General Corporation Law of Delaware by the stockholder or such stockholder’s authorized agent and delivered (including by electronic transmission) to the secretary of the corporation. No proxy shall be voted or acted upon more than three years after its date unless the proxy provides for a longer period of time.  A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.

Section 6.  Tabulation of Votes.  At any annual or special meeting of stockholders the presiding officer shall be authorized to appoint a Teller for such meeting.  The Teller shall be responsible for tabulating or causing to be tabulated shares voted at the meeting and reviewing or causing to be reviewed all proxies.  In tabulating votes, the Teller shall be entitled to rely in whole or in part on tabulations and analyses made by personnel of the corporation, its transfer agent, its registrar or such other organizations as are customarily employed to provide such services.  The Teller shall be authorized to determine the legality and sufficiency both under the corporation’s certificate of incorporation and by-laws and under applicable law of all votes cast and proxies delivered.  In making the determinations authorized in the preceding sentence, the Teller shall be entitled to rely on advice of counsel to the corporation.  All determinations by the

Teller shall be subject to review by the presiding officer (who will be entitled to rely on advice of such counsel) and to further review by any court of competent jurisdiction.

Section 7.  Nomination of Directors at Annual Meeting.  Except for any directors elected in accordance with Article II, Section 5 of these Bylaws by the Board of Directors to fill a vacancy or newly-created directorship or as otherwise required by applicable law or stock market regulation, only persons who are nominated in accordance with the procedures in this Section 7 shall be eligible for election as directors at an annual meeting of stockholders.  Nomination for election to the board of directors of the corporation at an annual meeting of stockholders may be made by the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 7.  For annual meetings of stockholders taking place before the 2009 annual meeting of stockholders, such nominations, other than those made by or on behalf of the board of directors, shall be made by notice, in writing delivered or mailed by first class United States mail, postage prepaid, to the secretary of the corporation, and received not less than 60 days nor more than 90 days prior to such meeting; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, such nomination shall have been mailed or delivered to the secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first.  For the 2009 annual meeting of stockholders and annual meetings of stockholders taking place thereafter, such nominations, other than those made by or on behalf of the board of directors, shall be made by notice, in writing delivered or mailed by first class United States mail, postage prepaid, to the secretary of the corporation, and received not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered and received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation.  In no event shall the adjournment or postponement of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.  A stockholder’s notice shall set forth (a) as to each proposed nominee, (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named as a nominee and to serve as a director if elected); (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the corporation’s books, of such stockholder, (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder and (iii) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the corporation which are beneficially owned by such person.  The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

The officer presiding at a meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Nothing in the foregoing provision shall obligate the corporation or the board of directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the board of directors information with respect to any nominee for directors submitted by a stockholder.

Section 8.  Notice of Business at Meetings.  At a meeting of the stockholders, only such business shall be conducted as shall have been (a) specified in the notice of meeting (or any supplement thereto), (b) brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of directors of the corporation, the procedures in Section 7 must be complied with.  For business to be properly brought before a special meeting by a stockholder, and for business other than the election of directors to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation.  For annual meetings of stockholders taking place before the 2009 annual meeting of stockholders, notice by the stockholder to be timely must be delivered or mailed by first class United States mail, postage prepaid, to the secretary of the corporation, and received not less than 60 days nor more than 90 days prior to such meeting; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be mailed or delivered to the secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first.  For the 2009 annual meeting of stockholders and annual meetings of stockholders taking place thereafter, notice by the stockholder to be timely must be delivered or mailed by first class United States mail, postage prepaid, to the secretary of the corporation, and received not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered and received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation.  For special meetings of stockholders, a stockholder’s notice to be timely must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, a stockholder’s notice to be timely must be delivered or mailed to the secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first.  In no event shall the adjournment or postponement of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.  With respect to director nominees at a special meeting of stockholders, a stockholder’s notice to the secretary shall set forth the information required by Section 7 and the corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation..  With respect to all other business at a special meeting of stockholders, a stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are beneficially owned by such stockholder and such person, if any, and (d) any material interest of the stockholder, and such person, if any, in such business.  Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at any meeting of stockholders except in accordance with the procedures set forth in this Section 8 and except that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 8.

The officer presiding at a meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 8, and if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

Nothing in the foregoing provision shall obligate the corporation or the board of directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the board of directors information with respect to any nominee for directors submitted by a stockholder.

Section 9. Voting List.  The officer who has charge of the stock ledger of the corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

ARTICLE II

Directors

Section 1.  Number and Election.  There shall be a board of directors consisting of not less than five directors.  The exact number of directors (subject to the limitation specified in the preceding sentence) shall be fixed from time to time by the board of directors pursuant to a duly adopted resolution.  No director need be a stockholder.

Section 2.  Terms.  At each annual meeting of stockholders beginning with the 2007 annual meeting of stockholders, the directors shall be elected for a term of office to expire at the next annual meeting of stockholders, subject to the election and qualification of their successors or the earlier of their death, resignation or removal.

Section 3.  Resignations. Any director may resign by delivering a resignation in writing or by electronic transmission to the corporation at its principal office or to the president or the secretary. Such resignation shall become effective at the time or upon the happening of the condition, if any, specified therein or, if no such time or condition is specified, upon its receipt.

Section 4.  Removal.  Any one or more of the directors may be removed from office, with or without cause, by the vote of the holders of a majority of the shares outstanding and entitled to vote in the election of directors.  At any meeting of the board of directors any director may be removed from office for cause by vote of a majority of the directors then in office, but only after a reasonable notice and opportunity to be heard.

Section 5.  Vacancies.  Vacancies in the board of directors may be filled by vote of a majority of the remaining directors or, if not yet so filled, by the stockholders.

Section 6.  Regular Meetings.  Regular meetings of the board of directors may be held at such times and places as the board of directors may fix from time to time and, when so fixed, no notice thereof need be given.  The first meeting of the board of directors following the annual meeting of the stockholders shall be held without notice immediately after and at the same place as the annual meeting of the stockholders or the special meeting held in lieu thereof.  If in any year a meeting of the board of directors is not held at such time and place, any elections to be held or business to be transacted at such meeting may be held or transacted at any later meeting of the board of directors with the same force and effect as if held or transacted at such meeting.  Regular meetings of the board of directors shall be held at least once during each of the corporation’s fiscal quarters.

Section 7.  Special Meetings. Special meetings of the board of directors may be called at any time by the president or secretary or by any member of the board of directors.  A written or printed notice given in person or by telephone or sent by telegram, telecopy or electronic mail stating the place, if any, date and hour (but not necessarily the purposes) of the meeting shall be given by the secretary or an assistant secretary or by the officer or directors calling the meeting at least forty-eight (48) hours before such meeting to each director by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, sending it by prepaid telegram, addressed to him at his last known address or sending it by electronic mail, addressed to him at his last known electronic mail address.  Notwithstanding anything above to the contrary, a notice relating to any special meeting of the board of directors called by a member of the board may be given in the shortest period permitted under Delaware law, as amended from time to time.  No notice of the place, if any, date or hour of any meeting of the board of directors need be given to any director if a written waiver of such notice, executed by him before or after the meeting, or a waiver by electronic transmission is filed with the records of the meeting, or to any director who attends the meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 8.  Action at a Meeting.  At any meeting of the board of directors, a majority of the directors then in office shall constitute a quorum.  Though less than a quorum be present, any meeting may without further notice be adjourned to a subsequent date or until a quorum be had.  When a quorum is present at any meeting a majority of the directors present may take any action on behalf of the board except to the extent that a larger number is required by law, by the certificate of incorporation or by these by-laws.

Section 9. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing or by electronic transmission and the written consents and electronic transmissions are filed with the records of the meetings of the directors.  Such consents shall be treated for all purposes as a vote at the meeting.

Section 10.  Powers.  The board of directors shall have and may exercise all the powers of the corporation, except such as by law, by the certificate of incorporation or by these by-laws are conferred upon or reserved to the stockholders.  In the event of any vacancy in the board of directors, the remaining directors then in office, except as otherwise provided by law, shall have and may exercise all of the powers of the board of directors until the vacancy is filled.

Section 11.  Committees. The board of directors may elect from the board an executive committee or one or more other committees and may delegate to any such committee or committees any or all of the powers of the board except those which by law, by the certificate of incorporation or by these by-laws may not be so delegated.  Such committees shall serve at the pleasure of the board of directors.  Except as the board of directors may otherwise determine, each such committee may make rules for the conduct of its business, but, unless otherwise determined by the board or in such rules, its business shall be conducted, as nearly as may be, as provided in these by-laws for the conduct of the business of the board of directors.

Section 12.  Meeting by Telecommunications.  Members of the board of directors or any committee elected thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other and participation by such means shall constitute presence in person at the meeting.

ARTICLE III

Officers

Section 1.  Enumeration.  The officers of the corporation shall consist of a president, a treasurer and a secretary and such other officers, including without limitation a chairman of the board of directors and one or more vice presidents, assistant treasurers and assistant secretaries, as the board of directors may from time to time determine.

Section 2.  Qualifications.  No officer need be a stockholder or a director. The same person may hold at the same time one or more offices unless otherwise provided by law.  Any officer may be required by the board of directors to give a bond for the faithful performance of his duties in such form and with such sureties as the board may determine.

Section 3.  Elections.  The president, treasurer and secretary and the chairman of the board of directors, if any, shall be elected annually by the board of directors at its first meeting following the annual meeting of the stockholders.  All other officers shall be chosen or appointed by the board of directors.

Section 4.  Term.  Except as otherwise provided by law, by the certificate of incorporation or by these by-laws, the president, treasurer and secretary and the chairman of the board of directors, if any, shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified.  All other officers shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders, unless a shorter time is specified in the vote choosing or appointing such officer or officers.

Section 5.  Resignations.  Any officer may resign by delivering his written resignation to the corporation at its principal office or to the president or secretary.  Such resignation shall be effective at the time or upon the happening of the condition, if any, specified therein or, if no such time or condition is specified, upon its receipt.

Section 6.  Removal.  Any officer may be removed from office with or without cause by vote of a majority of the directors then in office.

Section 7.  Vacancies.  Vacancies in any office may be filled by the board of directors.

Section 8.  Certain Duties and Powers.  The officers designated below, subject at all times to modification by and to the direction and control of the board of directors, shall have and may exercise the respective duties and powers set forth below:

The Chairman of the Board of Directors. The chairman of the board of directors, if there be one, shall be the chief executive officer of the corporation and shall, when present, preside at all meetings of the board of directors.

The President.  The president shall be the chief operating officer of the corporation, if there is then a chairman of the board of directors, and otherwise the president shall be the chief executive officer of the corporation and shall have general operating charge of its business.  Unless otherwise prescribed by the board of directors, he shall, when present, preside at all meetings of the stockholders, and, if a director, at all meetings of the board of directors unless there be a chairman of the board of directors who is present at the meeting.

The Treasurer.  The treasurer shall be the chief financial officer of the corporation, unless otherwise specified by the board of directors, and shall cause to be kept accurate books of account.

The Secretary.  The secretary shall keep a record of all proceedings of the stockholders and of all proceedings of the board of directors in a book kept for that purpose.  In the absence of the secretary from any meeting of the stockholders or from any meeting of the board of directors, an assistant secretary, if there be one, otherwise a secretary pro-tempore designated by the person presiding at the meeting, shall perform the duties of the secretary at such meeting.

Section 9.  Other Duties and Powers.  Each officer, subject at all times to these by-laws and to the direction and control of the board of directors, shall have and may exercise, in addition to the duties and powers specifically set forth in these by-laws, such duties and powers as are prescribed by law, such duties and powers as are commonly incident to his office and such duties and powers as the board of directors may from time to time prescribe.

ARTICLE IV

Capital Stock

Section 1.  Amount and Issuance.  The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be stated in the certificate of incorporation.  The directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the certificate of incorporation and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

Section 2.  Certificates.  The shares of the corporation may be represented by certificates or in uncertificated form or any combination thereof.  Each stockholder shall be entitled to a certificate or certificates stating the number and the class and the designation of the series, if any, of the shares held by him and otherwise in form approved by the board of directors.  Each such certificate shall be signed by the chairman or vice-chairman of the board of directors or the president or vice-president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Every certificate issued for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the certificate of incorporation, these by-laws or any agreement to which the corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either (i) the full text of the restriction or (ii) a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Every certificate issued for shares of stock at a time when the corporation is authorized to issue more than one class or series of stock shall set forth on the face or back of the certificate either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the certificate of incorporation or (ii) a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section 3.  Transfers.  The board of directors may make such rules and regulations not inconsistent with the law, with the certificate of incorporation or with these by-laws as it deems expedient relative to the issue, transfer and registration of shares of stock, whether represented by stock certificates or in uncertificated form. The board of directors may appoint a transfer agent and a registrar of transfers or either and require all stock certificates to bear their signatures.  Except as otherwise provided by law, by the certificate of incorporation or by these by-laws, the corporation shall be entitled to treat the record holder of any shares of stock as shown on the books of the corporation as the holder of such shares for all purposes, including the right to receive notice of and to vote at any meeting of stockholders and the right to receive any dividend or other distribution in respect of such shares.

Section 4.  Record Date.  The board of directors may fix in advance a time as the record date for determining the stockholders entitled to notice of and to vote at any meeting of stockholders and any adjournment thereof, to express consent to a stockholder action without a meeting, or to receive payment of any dividend or distribution to stockholders or allotment of any rights in respect of stock or for the purpose of any other lawful action; and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date.  Such record date fixed by the board of directors shall be not more than sixty (60) days or less than ten (10) days before the date of any meeting of stockholders, not more than ten (10) days after the date of adoption of a record date for a stockholder action by written consent, and not more than sixty (60) days before any such other action.  A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may in its discretion fix a new record date for the adjourned meeting.

Section 5.  Lost Certificates.  The board of directors may, except as otherwise provided by law, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed.

ARTICLE V

Miscellaneous Provisions

Section 1.  Fiscal Year.  The fiscal year of the corporation shall end on the Saturday nearest to January 31 in each year; except that for the year ending in 1991, the corporation shall have the option of using a January 26 or February 2 fiscal year end date.

Section 2.  Corporate Seal.  The seal of the corporation shall be in such form as shall be determined from time to time by the board of directors.

Section 3.  Corporation Records.  The original or attested copies of the certificate of incorporation, by-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be available at all reasonable times for inspection by any stockholder for any proper purpose but not if the purpose for which such inspection is sought is to secure a list of stockholders or other information for the purpose of selling said list or information or copies thereof or of using the same for a purpose other than the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

Section 4.  Voting of Securities.  Except as the board of directors may otherwise prescribe, the president or the treasurer shall have full power and authority in the name and on behalf of the corporation, subject to the instructions of the board of directors, to waive notice of, to attend, act and vote at, and to appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

ARTICLE VI

Indemnification

Section 1.  Actions, Suits and Proceedings Other than by or in the Right of the Corporation.  The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 below, the corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the board of directors of the corporation.

Section 2.  Actions or Suits by or in the Right of the Corporation.  The corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

Section 3.  Indemnification for Expenses of Successful Party.  Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith.  Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

Section 4.  Notification and Defense of Claim.  As a condition precedent to his right to be indemnified, the Indemnitee must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought.  With respect to any action, suit, proceeding or investigation of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.  After notice from the corporation to the Indemnitee of its election so to assume such defense, the corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4.  The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article.  The corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

Section 5.  Advance of Expenses.  Subject to the provisions of Section 6 below, in the event that the corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the corporation as authorized in this Article.  Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

Section 6.  Procedure for Indemnification.  In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2, or 5 the corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be.  Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal action (who may be regular legal counsel to the corporation), or (e) a court of competent jurisdiction.

Section 7.  Remedies.  The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6.  Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the corporation.  Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.  The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

Section 8.  Subsequent Amendment.  No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

Section 9.  Other Rights.  The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee.  Nothing contained in this Article shall be deemed to prohibit, and the corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article.  In addition, the corporation may, to the extent authorized from time to time by its board of directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

Section 10.  Partial Indemnification.  If an Indemnitee is entitled under any provision of this Article to indemnification by the corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

Section 11.  Insurance.  The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

Section 12.  Merger or Consolidation.  If the corporation is merged into or consolidated with another corporation and the corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

Section 13.  Savings Clause.  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 14.  Definitions.  Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

Section 15.  Subsequent Legislation.  If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

ARTICLE VII

Amendments

These by-laws may be amended or repealed at any annual or special meeting of the stockholders by the affirmative vote of a majority of the shares of capital stock then issued, outstanding and entitled to vote provided notice of the proposed amendment or repeal is given in the notice of the meeting.  No change in the date fixed in these by-laws for the annual meeting of the stockholders shall be made within sixty (60) days before such date, and notice of any change in such date shall be given to all stockholders at least twenty (20) days before the new date fixed for such meeting.

If authorized by the certificate of incorporation, these by-laws may also be amended or repealed in whole or in part, or new by-laws made, by the board of directors except with respect to any provision hereof which by law, the certificate of incorporation or these by-laws requires action by the stockholders.